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                                  EXHIBIT 23.1


                  NOBLE DRILLING CORPORATION AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (33-15269), Form S-8 (No. 33-18966), Form S-8 (33-46724), Form S-8 (33-50270), Form S-8 (33-50272) and
Form S-8 (33-62394) of Noble Drilling Corporation of our report dated January 31, 1996, except as to Note 16, which is as of March 13, 1996, appearing on page 19 of this Form 10-K.


PRICE WATERHOUSE LLP

Houston, Texas
March 13, 1996